                                                                  EXHIBIT 10.11

                                  CONFIDENTIAL
                                COMMITMENT LETTER

January 23, 2002

Integrated Defense Technologies, Inc.
110 Wynn Drive
Huntsville, Alabama 35807
Attention: Robert McKeon

           Re: CREDIT FACILITIES FOR INTEGRATED DEFENSE TECHNOLOGIES, INC.

Gentlemen:

DESCRIPTION OF REFINANCING

         You have advised us that Integrated Defense Technologies, Inc. ("COMPANY"), a portfolio company of Veritas Capital Partners, LLC ("VERITAS"), has existing indebtedness in the outstanding principal amount of approximately $180.0 million (the "EXISTING INDEBTEDNESS"). You have further advised us that the Company intends to refinance or repay the Existing Indebtedness, and in connection with the Refinancing, pay a mandatory redemption price under the Company's Senior Subordinated Notes of approximately $2.6 million (the "PREPAYMENT PENALTY") and related transaction costs in an amount not to exceed $8.5 million (collectively, the "Refinancing"). You have advised us that in connection with the Refinancing, you will require approximately $192.0 million, consisting of (i) a senior secured credit facility of $135.0 million, of which amount approximately $99.0 million will be borrowed on the date of closing (the "CLOSING DATE"), and (ii) no less than $93.0 million in net proceeds from an initial public offering ("IPO") of approximately 20% of the Company, which IPO is anticipated to be consummated in February, 2002. As used in this letter, "TRANSACTION" means consummation of the Refinancing, IPO and Credit Facility.

DESCRIPTION OF CREDIT FACILITY

         Canadian Imperial Bank of Commerce is pleased to confirm that it or one or more of its agencies, branches or affiliates, including CIBC World Markets Corp. (collectively, "CIBC") is willing to underwrite the $135.0 million Credit Facility described below and in the Summary of Terms and Conditions attached as ANNEX A hereto (the "TERM SHEET"), subject to the terms and conditions set forth in this Letter and the Term Sheet

         The senior bank credit facilities to be provided to the Company will consist of a $45.0 million five-year term loan A credit facility (the "TERM LOAN A FACILITY"), a $50.0 million six-year term loan B credit facility (the "TERM LOAN B FACILITY" and, together with the Term Loan A Facility, the "TERM LOANS"), and an up to $40.0 million five-year revolving credit facility (the "REVOLVER"; and together with the Term Loans, the "CREDIT FACILITY"). Up to $25.0

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

million of the Revolver will be made available for the issuance of letters of credit. The Company may increase one or more tranches under the Credit Facility, at CIBC's and the Company's mutual discretion, in an aggregate amount of up to $50.0 million, at any time prior to two years after the closing (the "GREENSHOE OPTION") from willing lenders or eligible assignees, subject to the terms and conditions contained in this Letter and the Term Sheet.

         The Company hereby agrees that CIBC will act as Lead Arranger and Book Runner for the Credit Facility. CIBC will use commercially reasonable efforts to arrange for a syndicate of other banks, financial institutions and other "accredited investors" (as defined in SEC regulations; each such bank, financial institution and accredited investor, including CIBC, being a "LENDER" and, collectively, the "LENDERS") to participate in the Credit Facility. In addition, CIBC reserves the right to arrange for other Lenders to provide a portion of its share of the Credit Facility. CIBC will act as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"). The Company hereby agrees that no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation (other than as expressly set forth in the Term Sheet and accompanying fee letter dated as of the date hereof (the "FEE LETTER")) will be paid in connection with the Credit Facility unless CIBC shall so agree. As used herein, the term "SENIOR LOAN DOCUMENTATION" shall mean the definitive financing documents under which the Credit Facility is provided.

CONDITIONS PRECEDENT

         This commitment is based upon our investigation to date and is subject to CIBC obtaining satisfactory results from the completion of our and our counsel's confirmatory due diligence. CIBC confirms that it has substantially completed its due diligence investigation of the business, assets, results of operations, properties and condition (financial and other) of the Company and its subsidiaries (collectively, the "LOAN PARTIES") and is substantially satisfied with the results of its investigations. If our continuing review of the Loan Parties discloses information relating to conditions or events not previously disclosed to us or relating to new information or additional developments concerning conditions or events previously disclosed to us which we believe may have a material adverse effect on the business, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects of the Loan Parties or the Transaction, we may, in our sole discretion, suggest alternative financing amounts or structures that ensure adequate protection for the Lenders or decline to participate in the proposed financing.

         CIBC's commitment hereunder and CIBC's agreement to perform the services described herein are subject to the following: (i) repayment of all principal, interest and other amounts due in connection with the Existing Indebtedness, including, without limitation, the $2.6 million Prepayment Penalty, and termination of all documents evidencing or securing the Existing Indebtedness, (ii) since the date of the Company's last audited financial statements, nothing shall have occurred which could reasonably be likely to have a material adverse effect on the ability of any Loan Party to perform its obligations, and to avoid default, under the Senior Loan Documentation or consummate the Transaction, (iii) our not becoming aware after the date hereof of any information or other matter affecting the Transaction or the Loan Parties that is inconsistent in a material and adverse manner with any Information (as defined below), including all Projections (as defined below) disclosed to us prior to the date hereof, which information or other matter we reasonably believe could be expected to have a material adverse effect on the business, operations, condition (financial or otherwise), assets or liabilities (including the Projections) of the Loan Parties or the Transaction, (iv) our satisfaction that prior to and during the syndication of the Credit Facility there shall be no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of the Company, (v) the consummation, prior to or concurrently with the closing of the Credit Facility, of the IPO in form and substance satisfactory to CIBC with net proceeds of no less than $93.0 million, (vi) the reasonable satisfaction of CIBC in all material respects with the material terms of all material agreements relating to the Transaction, and (vii) the negotiation, execution and delivery on or before March 31, 2002 of Senior Loan Documentation, in each case prepared by CIBC's counsel and satisfactory to CIBC and the Lenders, containing the terms set forth herein and in the Term Sheet and other provisions that CIBC reasonably may deem appropriate. CIBC's commitment shall also be subject to CIBC's determination that there has been no suspension of capital markets and that there has not occurred any material disruption or material adverse change in (i) the business, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects of the Loan Parties, or (ii) the financial or capital markets in which CIBC participate. Those matters that are not covered by the provisions hereof, of the Fee Letter and of the Term Sheet are subject to the approval and agreement of CIBC and you.

SYNDICATION

         As we discussed, CIBC intends to arrange for the syndication of the Credit Facility. CIBC in consultation with Veritas will manage all aspects of the syndication, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, the allocations of the commitments among the Lenders and the amount and distribution of fees among the Lenders. In that regard, the Company agrees to actively assist (and to cause Veritas to actively assist) CIBC in the syndication of the Credit Facility, which assistance will require, among other things, that the Company and the other Loan Parties, provide all information CIBC reasonably deems to be necessary to successfully complete the syndication.

         In addition, the Company agrees to promptly provide, and use its reasonable best efforts to cause its consultants and advisors to promptly provide, to CIBC all financial and other information in its or their possession with respect to the Transaction and the Loan Parties, including but not limited to information and projections prepared by any Loan Party or any of their advisors. The Company also agrees, during regular business hours, to answer questions, and to use its reasonable best efforts to cause its consultants and advisors to answer questions, regarding the Credit Facility, to review and assist in the preparation of the syndication memorandum relating to the Credit Facility, to meet with prospective Lenders and to use commercially reasonable efforts to ensure that CIBC's syndication efforts benefit from the lending relationships of Veritas and the Loan Parties.

         CIBC shall have the right to fully syndicate the Credit Facility prior to the Closing Date. CIBC shall be entitled at its reasonable discretion, after consultation with the Company, to modify the structure, pricing (including interest and fees) or terms of the Credit Facility to reflect market conditions or if CIBC determines that such changes are advisable in order to ensure a successful syndication.

         The Company represents that, based on its review and analysis, (a) all information, other than Projections (as defined below), which has been or is hereafter made available to CIBC or the other Lenders by the Company or any other Loan Party or any of their respective representatives in connection with the Transaction (the "INFORMATION") has been reviewed and analyzed by the Company and, as supplemented as contemplated by the next sentence, is (or will be, in the case of Information made available after the date hereof) complete and correct in all material respects when taken as a whole and does not (or will not, as the case may be) contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which such statements were or are made, and (b) all financial projections concerning the Loan Parties and the Transaction that have been or are hereafter made available to CIBC or the other Lenders by the Company or the other Loan Parties or any of their respective representatives in connection with the Transaction (the "PROJECTIONS") have been (or will be, in the case of Projections made available after the date hereof) prepared in good faith based upon reasonable assumptions. The Company agrees to supplement the Information and the Projections from time to time until the Closing Date so that the representation and warranty in the preceding sentence is correct on the Closing Date. In arranging and syndicating the Credit Facility, CIBC will be using and relying on the Information and the Projections without independent verification thereof.

FEES AND EXPENSES; INDEMNITY

         In consideration of the commitments by CIBC hereunder, the Company shall, upon acceptance of this Letter, pay to CIBC the fees set forth in and in accordance with the separate Fee Letter from CIBC to the Company.

         In addition, and regardless of whether the transactions contemplated hereunder are consummated, the Company agrees to pay the reasonable costs and expenses (including the reasonable fees and expenses of external counsel (including, without limitation, any local counsel) to CIBC, reasonable professional fees of consultants, appraisers and other experts and reasonable out-of-pocket expenses of CIBC, including, without limitation, syndication expenses) incurred by CIBC in connection with the preparation, execution and delivery of this Letter, the Fee Letter, the Senior Loan Documentation and the syndication of the Credit Facility. Such expenses shall be due and payable upon demand by CIBC or, at CIBC's discretion, shall be due and payable on the Closing Date. The Company also agrees to pay all costs and expenses of CIBC (including, without limitation, fees and disbursements of internal and external counsel) incurred in connection with the enforcement of any of its rights and remedies hereunder.

         The Company further agrees to indemnify, defend and hold harmless, release and discharge each of the Lenders, CIBC, and each director, officer, employee, agent, attorney and affiliate thereof (each an "indemnified person") from and against any and all losses, claims, damages, liabilities or other expenses to which CIBC or a Lender or such indemnified persons may become subject, insofar as such losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) or other expenses arise out of or in any way relate to or result from the Transaction, any of the statements contained in this Letter or relating to the extension of the financing contemplated by this Letter, or any use or intended use of the proceeds of any of the loans and other extensions of credit contemplated by this Letter, and to reimburse CIBC and each of the Lenders and each indemnified person for any and all reasonable legal or other expenses incurred in connection with investigating, defending or participating in any such investigation, litigation or other proceeding (whether or not any such investigation, litigation or other proceeding involves claims made between any Loan Party or any third party and CIBC and such Lender or any such indemnified person, and whether or not such Lender or any such indemnified person is a party to any investigation, litigation or proceeding out of which any such expenses arise); PROVIDED, HOWEVER, that the indemnity contained herein shall not apply to the extent that such losses, claims, damages, liabilities or other expenses result from the gross negligence or willful misconduct of CIBC, such Lender or indemnified person, as determined by a final, non-appealable judgment of a court of competent jurisdiction. Neither CIBC nor any Lender nor the Company shall be responsible or liable to any other party or any other person for consequential damages that may be alleged as a result of this Letter. The foregoing provisions of this paragraph shall be in addition to any rights that CIBC, any Lender or any indemnified person may have at common law or otherwise.

         All payments hereunder shall be made free and clear of any set-off, withholding, claims or applicable taxes (other than taxes based on income) and shall be made in U.S. dollars (unless otherwise specified).

         This provision shall survive termination of this Letter.

CONFIDENTIALITY

         The Company agrees that the existence of this Letter and the terms and conditions hereof are confidential and may not be disclosed to any third party without CIBC's prior written consent, except, after acceptance of this Letter, to the extent that such disclosure (a) is required by law, regulation, supervisory authority, or other applicable judicial or governmental order, (b) was or becomes generally available to the public other than as a result of a disclosure by one of the parties, (c) is made on a comparable confidential basis to the attorneys, accountants and tax advisors of the Loan Parties on a need to know basis. CIBC hereby consents to the disclosure of this Letter and the terms and conditions hereof to the Company's underwriters in connection with the IPO and agrees that the Company may file a copy of this Letter with the Securities and Exchange Commission in connection with the Company's IPO.

         The Company acknowledges that CIBC may share with any of their subsidiaries and affiliates (including CIBC Inc.) any information provided by any Loan Party or any of their affiliates in connection with the proposed Transaction, and that CIBC reserves the right to employ the services of such subsidiaries and affiliates in order to fulfill their obligations under this Letter.

         The Company should be aware that other parties with conflicting interests may also be CIBC's customers, and that CIBC may be providing financial or other services to them. However, CIBC assures that, consistent with their long standing policy to hold in confidence the affairs of their customers, CIBC will not furnish confidential information obtained from any Loan Party to any other customer or prospective customer, and will hold such confidential information in accordance with their customary procedures for handling confidential information. By the same token, CIBC will not make available to Veritas or any Loan Party confidential information that CIBC has obtained from any other customer.

         This provision shall survive the termination of this Letter.

GOVERNING LAW; JURISDICTION; WAIVERS

         WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, CIBC AND THE COMPANY EACH HEREBY AGREES THAT THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, U.S.A.

         WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE PERFORMANCE OF ANY OF THE PARTIES HEREUNDER, VERITAS HEREBY IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK, U.S.A.; (B) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT; (C) WAIVES THE DEFENSE OF ANY INCONVENIENT FORUM; (D) AGREES THAT A FINAL JUDGMENT OR RULING IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANOTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; (E) WAIVES ALL RIGHTS TO TRIAL BY JURY; (F) TO THE EXTENT THAT IT OR ITS PROPERTIES OR ASSETS HAS OR HEREAFTER MAY HAVE ACQUIRED OR BE ENTITLED TO IMMUNITY (SOVEREIGN OR OTHERWISE) FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT OR FROM EXECUTION OF A JUDGMENT OR OTHERWISE), FOR ITSELF OR ITS PROPERTIES OR ASSETS, AGREES NOT TO CLAIM ANY SUCH IMMUNITY AND WAIVES SUCH IMMUNITY; AND (G) CONSENTS TO SERVICE OF PROCESS BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO VERITAS AT ITS ADDRESS SET FORTH ON THE FIRST PAGE OF THIS LETTER AND AGREES THAT SUCH SERVICE SHALL BE EFFECTIVE WHEN SENT OR DELIVERED. THE COMPANY REPRESENTS AND WARRANTS THAT IT HAS CONSULTED WITH COUNSEL AND UNDERSTANDS THE RAMIFICATIONS OF THE FOREGOING.

         THIS PROVISION SHALL SURVIVE THE TERMINATION OF THIS LETTER.

AMENDMENTS; ASSIGNMENT

         This Letter may not be amended or modified except in a writing signed by the parties hereto. This Letter and the Fee Letter contain the entire agreement between CIBC and the Company with respect to the matters described herein and in the Fee Letter and supersede all prior understandings, written or oral, between the parties.

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

         The Company may not assign or delegate any of its undertakings hereunder without the prior written consent of CIBC.

MISCELLANEOUS

         For the convenience of the parties, any number of counterparts of this Letter may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same agreement.

         The Company agrees that CIBC has the right to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company and the other Loan Parties hereunder.

         The Company and CIBC acknowledge and agree that there are no brokers, representatives or other persons that have an interest in the compensation due to CIBC from any transaction contemplated herein.

         The Company acknowledges and agrees that CIBC shall be considered an independent contractor in relation to the Company and the other Loan Parties under this Letter and the Fee Letter.

TERMINATION

         Our offer will terminate at 5:00 p.m. (Pacific time) on January 24, 2002 unless on or before that date you sign and return an enclosed counterpart of this Letter together with an executed copy of the accompanying Fee Letter concerning certain fee arrangements. The Credit Facility referred to herein shall in no event be available unless the Transaction shall have been consummated on or prior to March 31, 2002.

         Please acknowledge your agreement to the terms and conditions hereof and of the attached Term Sheet by signing the enclosed copy of this Letter below and returning same together with the letter regarding fees and the fees payable thereunder to CIBC before the expiration date referred to above.

                  [Remainder of page intentionally left blank]



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         We appreciate having been given the opportunity by you to be involved in this transaction.

                                       Very truly yours,

                                       CANADIAN IMPERIAL BANK OF COMMERCE

                                       By: /s/ Dean J. Decker
                                           ------------------------------------
                                           Dean J. Decker
                                           Managing Director
                                           CIBC World Markets Corp., AS AGENT

AGREED AND ACCEPTED
the 28 day of January 2002

INTEGRATED DEFENSE TECHNOLOGIES, INC.

By: /s/ Robert B. McKeon
    ----------------------------------------
Title:
       -------------------------------------

                      INTEGRATED DEFENSE TECHNOLOGIES, INC.

               Up to a $185,000,000 Senior Secured Credit Facility

                         Summary of Terms and Conditions

January 23, 2002

                          FOR DISCUSSION PURPOSES ONLY

-------------------------------------------------------------------------------

BORROWER:                      Integrated Defense Technologies, Inc. (the "Borrower").

SPONSOR:                       Veritas Capital Management, LLC ("Veritas").

GUARANTORS:                    All domestic subsidiaries of the Borrower that
                               currently exist or are hereinafter created (the
                               "Guarantors").

LEAD ARRANGER AND
BOOKRUNNER:                    CIBC World Markets Corp. (the "Lead Arranger").

ADMINISTRATIVE AGENT:          Canadian Imperial Bank of Commerce, acting through one
                               or more of its agencies, branches or affiliates ("CIBC").

LENDERS:                       CIBC and a group of financial institutions reasonably
                               acceptable  to the  Lead Arranger.

CLOSING: The effective date of the loan documentation and satisfaction of Conditions Precedent, but not later than March 31, 2002.

CREDIT FACILITY:               A $135,000,000 senior secured credit facility
                               comprised of (i) a $40,000,000 revolving credit
                               facility (the "Revolver"), (ii) a $45,000,000
                               term loan A (the "Term A"), and (iii) a
                               $50,000,000 term loan B (the "Term B").

PURPOSE: The proceeds of the Credit Facility, along with net proceeds from the Company's initial public offering (the "IPO"), will initially be used (i) to refinance existing indebtedness in the outstanding principal amount of approximately
                               $180,000,000, (ii) pay a mandatory redemption price under the Company's Senior Subordinated
                               Notes in the amount of approximately $2,600,000
                               (the "Prepayment Penalty"), and (iii) pay transaction costs of approximately $8,500,000.
                               Thereafter, the Credit Facility will be used for general corporate purposes, including working capital, capital expenditures, refinancing, acquisitions, and investments.

                                       1

GREENSHOE OPTION:              The Borrower may increase one or more tranches
                               under the Credit Facility, at the Lead Arranger's
                               and Borrower's mutual discretion, in an aggregate
                               amount up to $50,000,000 at any time on or before
                               the date that is to two years after Closing (the
                               "Greenshoe Option") from willing Lenders or
                               Eligible Assignees provided that (i) no default
                               or event of default (as defined in the Senior
                               Loan Documentation) shall have occurred and be
                               continuing, and (ii) no commitment of any Lender
                               shall be increased without the consent of such
                               Lender.

DESCRIPTION OF REVOLVER

REVOLVER:                      A $40,000,000 revolving credit facility.

MATURITY:                      Five years after Closing.

AVAILABILITY:                  Revolving loans may be drawn, repaid and redrawn
                               until Maturity. The Revolver will be governed by
                               a borrowing base consisting of (i) 90% of
                               eligible accounts receivable, (ii) 50% of
                               eligible unbilled accounts receivable, and (iii)
                               50% of eligible inventory.

LETTER OF CREDIT
SUBLIMIT:                      The Revolver will contain a $25,000,000 sublimit
                               for the issuance of letters of credit.

DESCRIPTION OF TERM A

TERM A:                        A $45,000,000 fully amortizing term loan.

MATURITY:                      Five years after Closing.

AVAILABILITY:                  The Term A shall be fully funded at Closing and
                               shall amortize quarterly based upon a to be
                               determined schedule.

DESCRIPTION OF TERM B

TERM B:                        A $50,000,000 amortizing term loan.

MATURITY:                      Six years after Closing.

AVAILABILITY:                  The Term B shall be fully funded at Closing and
                               shall amortize quarterly at the rate of 1% of the
                               initial principal amount each year and shall be
                               due in full at maturity.

                                       2

GENERAL TERMS & CONDITIONS

SECURITY:                      All obligations of the Borrower and the
                               Guarantors under the Credit Facility shall be
                               secured by a first priority perfected security
                               interest in the following:

                                 (i) Deed of trust or mortgage (as applicable) on the fee simple and leasehold real properties;

                                 (ii)  All stock, ownership units, membership
                                       interests and investments owned by the
                                       Borrower or the Guarantors, other than
                                       35% of the voting stock in foreign
                                       subsidiaries; and

                                 (iii) All other current and future tangible and
                                       intangible assets owned by the Borrower
                                       or the Guarantors, including real estate, equipment, inventory, receivables, contracts, trademarks, and intellectual property, subject to customary exceptions for transactions of this type.

BORROWING RATE:                 The margin on LIBOR and Base Rate borrowings
                                shall be set according to a to be determined
                                Pricing Matrix.

                                "LIBOR" shall be defined as the rate that appears on page 3750 of the Telerate Screen as of 11:00 a.m. London Time two business days prior to funding.

                                "Base Rate" means a fluctuating rate of interest equal to the higher of: (i) CIBC's reference rate and (ii) the Federal Funds rate, as published from time to time, plus 50 basis points.

COMMITMENT FEE:                 The Borrower shall pay an unused Commitment Fee,
                                initially set at 0.50% per annum, calculated on
                                a 360-day basis, payable quarterly in arrears,
                                on the unused portion of the Revolver.

PRICING MATRIX:                 The Applicable LIBOR Margin for the Revolver,
                                Term A and Term B shall be based upon the
                                Borrower's Total Leverage Ratio as determined by
                                the Pricing Matrix. Pricing will be fixed at no
                                less than Level III for the first six months
                                after Closing.

                        TOTAL                    REVOLVER AND TERM A                    TERM B
LEVEL                  LEVERAGE                   APPLICABLE MARGIN                APPLICABLE MARGIN
I                x less than 1.50                     220 bps                           275 bps
II         1.50 less than x less than 2.00            225 bps                           275 bps
III         2.00 less than x less than 2.50           250 bps                           300 bps
IV             x greater than 2.50                    275 bps                           325 bps

                                The Applicable Base Rate Margin shall mean the
                                Applicable LIBOR Margin less 1.00%.

                                The Borrower's Total Leverage shall mean the ratio of (i) Total Indebtedness divided by (ii) consolidated trailing twelve months ("TTM") Pro
                                Forma EBITDA after giving effect for any acquisition or disposition completed during the previous 12 months as if the acquisition occurred on the first day of the 12-month period. Total Indebtedness shall mean the sum of all indebtedness for borrowed money, obligations evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made without regard to any original issue discount relating thereto, all obligations relative to the face amount of all letters of credit or bankers' acceptances
                                (excluding performance letters of credit) and without duplication, all drafts drawn thereunder to the extent unreimbursed, all obligations as lessee under leases, all obligations to pay deferred purchase price of property or services, all obligations secured by a lien on a property owned or being purchased, and all financial guarantees. For purposes in calculating the amount of Total Indebtedness in order to determine the Borrower's leverage ratios,
                                Indebtedness under the Revolver shall be calculated on the average monthly balance during the preceding twelve months. Pro Forma EBITDA shall mean the sum of the Borrower's (i) net income, (ii) interest expense, (iii) provision for taxes based on income, (iv) depreciation expense, (v) amortization expense, and (vi) any other non-recurring and non-cash expenses, and non-recurring and non-cash gains.

CACULATION OF INTEREST
AND FEES:                       Interest on Base Rate loans will be calculated
                                on the basis of a 365-day year, and interest on
                                LIBOR Rate loans will be calculated on the basis
                                of a 360-day year. LIBOR Rate loans will be
                                available for one, two, three, and six-month
                                interest periods. Interest will be payable
                                quarterly in arrears for Base Rate loans and on
                                the last day of the applicable interest period
                                for LIBOR Rate loans (and in the case of LIBOR
                                Rate loans with an interest period of six
                                months, on the three month anniversary thereof).
                                Letter of Credit fees will be based on the
                                applicable LIBOR Margin for Revolving loans plus
                                any applicable fronting fees, and will be
                                calculated on the basis of a 360-day year, and
                                will be payable quarterly in arrears. In
                                addition, for Letters of Credit, a to be
                                determined fee will be payable to the issuing
                                bank for its sole account.

YIELD PROTECTION:               The definitive financing agreement will contain
                                customary provisions relating to capital
                                adequacy protection, LIBOR breakage costs, and
                                certain taxes imposed, and other provisions to
                                protect the anticipated yield to Lenders.

REPRESENTATIONS
AND WARRANTIES:                 Customary for credit agreements of this nature,
                                including, but not limited to, corporate
                                existence, authorization, enforceability,
                                financial information,

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                                compliance with laws (including environmental),
                                no material litigation, liens, payment of taxes,
                                full disclosure and no material adverse change.

CONDITIONS PRECEDENT:           Customary for credit agreements of this nature,
                                including, but not limited to:

                                     (i)    Discharge of all of the existing
                                            indebtedness for borrowed money and
                                            termination of all credit facilities
                                            Borrower and its subsidiaries,
                                            except for to be determined
                                            carve-outs for existing other
                                            indebtedness;
                                     (ii)   Satisfactory completion by the Lead
                                            Arranger of all business,
                                            accounting, legal, and environmental
                                            due diligence;
                                     (iii)  Satisfactory opinions of counsel;
                                     (iv)   Satisfactory certificate of
                                            solvency;
                                     (v)    No material adverse changes on the
                                            business, operations, properties,
                                            assets, liabilities, condition
                                            (financial or otherwise) or
                                            prospects of the Borrower or its
                                            subsidiaries;
                                     (vi)   Delivery of instruments and other
                                            documents relating to perfection of
                                            a security interest in the assets of
                                            the Borrower and the Guarantors;
                                     (vii)  Definitive documentation for the
                                            Credit Facilities in a form
                                            satisfactory to the Lead Arranger
                                            and the Lenders;
                                     (viii) Issuance of new equity securities on
                                            terms acceptable to the Lead
                                            Arranger with net proceeds in an
                                            amount not less than $93,000,000;
                                            and
                                     (ix)   Payment by the Borrower of all fees
                                            and expenses associated with the
                                            transaction.

FINANCIAL COVENANTS:            Customary for credit agreements of this nature,
                                including, but not limited to, the following:

                                     (i)    Maximum Total Leverage;
                                     (ii)   Minimum Fixed Charge Coverage;
                                     (iii)  Minimum EBITDA; and
                                     (iv)   Minimum Consolidated Net Worth.

NEGATIVE COVENANTS:             Customary for credit agreements of this nature,
                                including, but not limited to, limitations on
                                the following:

                                     (i)    Capital Expenditures;
                                     (ii)   Acquisitions;
                                     (iii)  Investments;
                                     (iv)   Restricted Payments;
                                     (v)    Transactions with Affiliates;
                                     (vi)   Rental Obligations;
                                     (vii)  Mergers and Dispositions; and
                                     (viii) Liens, Guarantees, and Other Indebtedness.
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
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MANDATORY AND VOLUNTARY
PREPAYMENTS:                    The Term A and Term B (collectively, the "Term
                                Loans") will be permanently reduced by a to be
                                determined percentage of the net cash proceeds
                                from the events listed below (with certain
                                exceptions and certain reinvestments permitted).

                                     (i)   Excess cash flow;
                                     (ii)  Equity and debt issuances;
                                     (iii) Asset sales; and
                                     (iv)  Insurance proceeds from condemnation or casualty.

                                VOLUNTARY PREPAYMENTS OF THE TERM LOANS OR
                                REDUCTION OF THE REVOLVER COMMITMENT MAY BE MADE
                                AT ANY TIME WITHOUT PREMIUM OR PENALTY, PROVIDED
                                THAT VOLUNTARY PREPAYMENTS OF LIBOR LOANS MADE
                                ON A DATE OTHER THAN THE LAST DAY OF AN INTEREST
                                PERIOD APPLICABLE THERETO SHALL BE SUBJECT TO
                                CUSTOMARY BREAKAGE COSTS.

                                ALL MANDATORY AND VOLUNTARY PREPAYMENTS OF THE
                                TERM LOANS SHALL BE APPLIED PRO-RATA AND SHALL
                                REDUCE THE THEN REMAINING SCHEDULED PRINCIPAL
                                PAYMENTS IN INVERSE ORDER OF MATURITY. IN THE
                                EVENT THE TERM LOANS HAVE BEEN REPAID, THE NET
                                CASH PROCEEDS WILL BE APPLIED TO REDUCE THE
                                REVOLVER COMMITMENT.

EVENTS OF DEFAULT:              Customary for credit agreements of this nature,
                                including, but not limited to, failure to pay
                                interest, principal or fees when due, any
                                inaccuracy of any representation or warranty,
                                material cross default, insolvency, bankruptcy
                                events, material judgments, ERISA events, change
                                of control, change in nature of business,
                                failure to maintain first priority perfected
                                security interest, invalidity of guarantee,
                                mergers, consolidations, liquidations or
                                dissolutions, and loss of a material license.

ASSIGNMENTS AND
PARTICIPATIONS:                 The Borrower may not assign its obligations
                                without the prior written consent of the
                                Lenders. The Lenders will be permitted to assign
                                their commitments, in a minimum amount of
                                $1,000,000, to Eligible Assignees (to be
                                defined) with the consent of the Borrower and
                                the Administrative Agent (such consent not to be
                                unreasonably withheld or delayed). Assignees
                                will have all the rights and obligations of the
                                assigning Lender.

                                EACH LENDER WILL HAVE THE RIGHT TO SELL
                                PARTICIPATIONS IN ITS RIGHTS AND OBLIGATIONS
                                UNDER THE CREDIT FACILITY, SUBJECT TO CUSTOMARY
                                RESTRICTIONS ON PARTICIPANTS' VOTING AND OTHER
                                RIGHTS.

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EXPENSES:                       The Borrower will pay all expenses incurred by
                                the Lead Arranger and Administrative Agent,
                                including, without limitation, those related to
                                the preparation, arrangement, negotiation,
                                documentation, syndication, closing and
                                administration of the transaction (whether or
                                not the transaction actually closes).

WAIVERS AND AMENDMENTS:         Lenders holding more than 50% of the Credit
                                Facility size ("Majority Lenders") may approve
                                waivers or amendments, provided that the
                                approval of all Lenders shall be required to
                                extend the scheduled maturity date for any
                                principal or interest payment, decrease the
                                interest rate, principal, or any fees, release
                                all or substantially all of the security, waive
                                payment defaults, or change either the amendment
                                provision or the definition of "Majority
                                Lenders."

MISCELLANEOUS:                  Waiver of jury trial and consent to jurisdiction.

GOVERNING LAW:                  New York

LEGAL COUNSEL:                  O'Melveny & Myers LLP.

THIS PROPOSAL HAS BEEN PROVIDED ON THE UNDERSTANDING THAT IT CONTAINS PROPRIETARY IDEAS OF CIBC WORLD MARKETS AND THAT ITS CONTENTS MAY NOT BE REVEALED OR DISCUSSED WITH ANY OTHER PARTY, EXCEPT WITH THE PRIOR WRITTEN APPROVAL OF CIBC WORLD MARKETS. THIS TERM SHEET IS INTENDED AS AN OUTLINE ONLY AND DOES NOT PURPORT TO SUMMARIZE ALL THE CONDITIONS, COVENANTS,
REPRESENTATIONS, WARRANTIES AND OTHER PROVISIONS WHICH WILL BE CONTAINED IN THE DEFINITIVE CREDIT DOCUMENTATION.


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